[Sadler, Gibb and Associates, LLC logo]

Registered with the Public Company

Accounting Oversight Board

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: ForeverGreen Worldwide Corporation

Commission File Number: 000-26973

Dear Sirs:

We are in agreement with the statements being made by ForeverGreen Worldwide Corporation in its Form 8-K dated May 15, 2013.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT

May 20, 2013